UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT PURSUANT TO
SECTION 13 OR 15(D) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): December 29, 2025

Creative Realities, Inc.
(Exact name of registrant as specified in its charter)

Minnesota	001-33169	41-1967918
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

13100 Magisterial Drive, Suite 102, Louisville, KY 40223
(Address of principal executive offices)

(502) 791-8800
(Registrant's telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, par value $0.01 per share	CREX	The Nasdaq Stock Market LLC

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter):

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.02	Departure of Directors or Principal Officers; Election of Directors; Appointment of Principal Officers.

As previously disclosed, on October 15, 2025, Creative Realities, Inc. (the “Company”) entered into a Securities Purchase Agreement (the “Securities Purchase Agreement”) with North Run Strategic Opportunities Fund I, LP (the “Lead Investor”) and NR-SOF I (Co-Invest I), LP (together with the Lead Investor, the “Buyers”), pursuant to which the Company agreed to provide the Lead Investor with continuing director designation rights based on the Lead Investor and its affiliates’ beneficial ownership of Company common stock on an as-converted basis, subject to certain limitations. The Lead Investor previously designated, and the Board of Directors of the Company (the “Board”) appointed, Michael Bosco and Thomas Ellis to the Board effective November 6, 2025. Following such appointments, Nasdaq advised the Company that it considered the Lead Investor’s rights to appoint directors representing 20% or more of the Board’s voting power to be a “change of control” under Nasdaq Rule 5635(b). In order to maintain compliance with such rule, Mr. Bosco resigned as a director effective as of November 19, 2025, the Company reduced the size of the Board to six directors, and the Buyers agreed not to exercise their right to designate a second director for appointment or nomination to the Board unless and until the Company’s shareholders approve the “change of control” as a result of the transactions contemplated by the Securities Purchase Agreement in accordance with Nasdaq Listing Rule 5635(b) (the “Shareholder Approval”). As described in Item 5.07 below, the Company obtained the Shareholder Approval at the Company’s annual meeting held on December 29, 2025.

Effective December 30, 2025, the Board approved an increase in the size of the Board from six to seven directors, and appointed Michael Bosco to the Board to fill the resulting vacancy.

Mr. Bosco was designated by, and is affiliated with, the Buyers. See the disclosures set forth in Item 1.01 of the Company’s Current Report on Form 8-K filed on November 12, 2025 under the caption “Securities Offering” for information required by Item 404(a) of Regulation S-K, which disclosure is incorporated by reference into this Item 5.02.

Item 5.07	Submission to a Vote of Security Holders.

On December 29, 2025, the Company held its annual meeting of shareholders (the “Annual Meeting”) in Louisville, Kentucky. As of November 26, 2025, the record date for the Annual Meeting, 10,518,932 shares of Common Stock of the Company (“Common Stock”) and 30,000 shares of Series A Preferred Stock of the Company (“Preferred Stock”) were issued and outstanding. Each share of Common Stock entitled its holder to cast one vote. The holders of Preferred Stock are entitled to vote as a single class with the holders of Common Stock, on an as converted to Common Stock basis, equaling 2,102,734 shares of Common Stock, subject to certain voting and conversion restrictions. The items voted on at the Annual Meeting and the results of such voting are set forth below:

(1) The Company’s shareholders reelected its six directors to serve on the Board of Directors of the Company. The shareholders present in person or by proxy cast the following number of votes in connection with the election of directors, resulting in the reelection of all six nominees:

Nominee	Votes For	Votes Withheld	Broker Non-Votes
David Bell	5,598,914	31,076	2,372,907
Thomas B. Ellis	5,611,037	18,953	2,372,907
Donald A. Harris	5,610,982	19,008	2,372,907
Daniel McGrath	5,411,673	218,317	2,372,907
Richard Mills	5,349,411	280,579	2,372,907
Stephen Nesbit	5,549,471	80,519	2,372,907

(2) The Company’s shareholders ratified the engagement of Grant Thornton LLP as the Company’s independent registered public accounting firm for the fiscal year ending December 31, 2025. There were 7,978,511 votes cast for the proposal and 17,160 votes cast against the proposal. 7,226 votes abstained, and there were no broker non-votes.

(3) The Company’s shareholders ratified the compensation of the Company’s executive officers. There were 5,451,493 votes cast for the proposal and 111,453 votes cast against the proposal. 67,044 votes abstained, and there were 2,372,907 broker non-votes.

(4) The Company’s shareholders ratified the issuance of Common Stock upon conversion of shares of Preferred Stock issued and sold to affiliates of North Run Capital, LP in excess of the existing “Beneficial Ownership Limitation” and the “Exchange Cap” limitation provided for in the Certificate of Designations, Preferences and Rights of Series A Convertible Preferred Stock, and the approval of the corresponding change of control under Nasdaq rules. There were 3,371,229 votes cast for the proposal and 138,780 votes cast against the proposal. 17,247 votes abstained, and there were 2,372,907 broker non-votes.

No other items were presented for shareholder approval at the Annual Meeting.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

CREATIVE REALITIES, INC.:

Dated: January 2, 2026	By:	/s/ Richard Mills
Richard Mills
Chief Executive Officer